Exhibit 99.1

For Immediate Release:	October 22, 2019

SIMMONS REPORTS THIRD QUARTER 2019 EARNINGS AND ANNOUNCES SHARE REPURCHASE PROGRAM

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) today announced net income of $81.8 million for the quarter ended September 30, 2019, compared to $55.2 million for the same period in 2018, an increase of $26.6 million, or 48.3%. Diluted earnings per share were $0.84, an increase of $0.25, or 42.4%, compared to the third quarter 2018. Included in third quarter 2019 results were $2.1 million in net after-tax merger-related, early retirement program and branch right-sizing costs. Excluding the impact of these items, core earnings were $84.0 million for the quarter ended September 30, 2019, compared to $56.5 million for the quarter ended September 30, 2018, an increase of $27.5 million, or 48.6%. Core diluted earnings per share were $0.87, an increase of $0.26, or 42.6%, from the same period in 2018.

Year-to-date net income for the first nine months of 2019 was $185.1 million, or $1.94 diluted earnings per share, compared to $160.1 million, or $1.72 diluted earnings per share, for the same period in 2018. Excluding $13.4 million in net after-tax merger-related, early retirement program and branch right-sizing costs, year-to-date core earnings for 2019 were $198.5 million, an increase of $34.7 million compared to the same period last year. Core diluted earnings per share were $2.08, an increase of $0.32, or 18.2%, from the same period in 2018.

The Company had several notable events that affected its operating results for the third quarter 2019:

•	Sale of $114 million of primarily CRE loans resulting in a net loss of $5.1 million.
•	Sale of Visa Inc. class B common stock resulting in a gain of $42.9 million.
•	Related to the Visa stock sale gain, contribution of $4 million to the Simmons First Foundation, so it may continue its work to provide community development grants throughout the Company’s footprint.
•	Provision expense increased $15 million primarily related to the charge-off of a participation interest in a shared national credit to White Star Petroleum, LLC (“White Star”) (discussed further below).

($ in millions)	Pre-tax	After-tax (1)	Income Statement Line Item
Loss on sale of primarily CRE loans	($5.1)	($3.8)	Other income
Gain on sale of Visa Inc. class B common stock	$42.9	$31.7	Other income
Contribution to Simmons First Foundation	($4.0)	($3.0)	Other operating expenses
Additional provision for White Star charge-off	($15.0)	($11.1)	Provision for loan losses

(1)	Effective tax rate of 26.135% used for after-tax calculations.

“We are very pleased with our operating results this quarter,” said George A. Makris, Jr., chairman and CEO of Simmons First National Corporation. “We continue to have very strong loan demand opportunities although our customers are displaying cautious optimism regarding the uncertainty in the world economy today and interest rate adjustments that may not appear to be related precisely to economic data.

“We are beginning to see significant results from our Next Generation Banking technology investment. We have successfully converted our system processing to a hosted environment increasing the security and reliability of our systems. Also, on October 16th, we launched our new mobile banking app. The customer response has been phenomenal. We will continue to expand our digital offerings over the coming months.”

P.O. BOX 7009           501 MAIN STREET           PINE BLUFF, ARKANSAS 71611-7009           (870) 541-1000           www.simmonsbank.com

Makris continued, “I have mentioned for some time now that asset quality is one of our top priorities, and the loss we experienced as a result of the White Star bankruptcy is certainly disappointing. In response to it, we have, among other things, made changes to our credit underwriting and approval processes that are consistent with the conservative credit culture at Simmons.

“We are on target to complete our previously announced acquisition of The Landrum Company on October 31 with an expected system conversion during the 1st quarter of 2020. We are excited about the expanded market presence in several states because of this merger.”

Selected Highlights:	3rd Qtr 2019	2nd Qtr 2019	3rd Qtr 2018
Net income	$81.8 million	$55.6 million	$55.2 million
Diluted earnings per share	$0.84	$0.58	$0.59
Return on avg assets	1.83%	1.28%	1.37%
Return on avg common equity	13.70%	9.48%	10.06%
Return on tangible common equity	24.89%	17.40%	18.38%

Core earnings (1)	$84.0 million	$65.5 million	$56.5 million
Diluted core earnings per share (1)	$0.87	$0.68	$0.61
Core return on avg assets (1)	1.88%	1.51%	1.40%
Core return on avg common equity (1)	14.06%	11.16%	10.30%
Core return on tangible common equity (1)	25.52%	20.36%	18.80%

Efficiency ratio (2)	43.77%	49.88%	53.47%

(1)	Core earnings excludes non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Loans

($ in billions)	3rd Qtr 2019	2nd Qtr 2019	3rd Qtr 2018
Total loans	$13.0	$13.1	$11.9
Legacy loans (excludes loans acquired)	$9.6	$9.3	$8.1
Loans acquired	$3.4	$3.9	$3.8

Total loans, including those acquired, were $13.0 billion at September 30, 2019, an increase of $1.1 billion, or 9.7%, compared to $11.9 billion at September 30, 2018, primarily due to the Reliance Bank merger completed in the second quarter 2019. On a linked-quarter basis (September 30, 2019 compared to June 30, 2019), total loans decreased $124.1 million, or 0.9%, primarily due to a reduction in the CRE portfolio. During the third quarter 2019, the Company reduced its real estate portfolio by $165 million as part of an effort to manage its CRE concentration.

Deposits

($ in billions)	3rd Qtr 2019	2nd Qtr 2019	3rd Qtr 2018
Total deposits	$13.5	$13.5	$12.1
Non-time deposits	$10.4	$10.2	$9.6
Time deposits	$3.1	$3.3	$2.5

Total deposits were $13.5 billion at September 30, 2019, an increase of $1.4 billion, or 11.4%, since September 30, 2018, primarily due to the Reliance Bank merger completed during the second quarter 2019. Total deposits remained flat compared to June 30, 2019 as a result of the increase in non-time deposits being completely offset by a decrease in time deposits.

Net Interest Income

	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Loan yield (1)	5.47%	5.58%	5.53%	5.39%	5.54%
Core loan yield (1) (2)	5.19%	5.26%	5.29%	5.25%	5.19%
Security yield (1)	2.83%	3.02%	3.09%	2.87%	2.74%
Cost of interest bearing deposits	1.40%	1.37%	1.31%	1.20%	1.05%
Cost of deposits (3)	1.09%	1.07%	1.02%	0.93%	0.81%
Cost of borrowed funds	2.52%	2.50%	2.73%	2.64%	2.48%
Net interest margin (1)	3.81%	3.92%	3.85%	3.76%	3.98%
Core net interest margin (1) (2)	3.58%	3.66%	3.67%	3.66%	3.71%

(1)	Fully tax equivalent.
(2)	Core loan yield and core net interest margin exclude accretion, and are non-GAAP measurements.
(3)	Includes non-interest bearing deposits.

The Company’s net interest income for the third quarter of 2019 was $150.2 million, an increase of $7.2 million, or 5.0%, from the same period of 2018. Included in interest income was the yield accretion recognized on loans acquired of $9.3 million and $10.0 million for the third quarters of 2019 and 2018, respectively. Of this quarter’s yield accretion, $4.4 million, or 48%, was accretable credit mark related and $4.9 million, or 52%, was interest mark related.

Net interest margin (FTE) was 3.81% for the quarter ended September 30, 2019, an 11 basis point decrease from the second quarter of 2019. The Company’s core net interest margin, which excludes the accretion, was 3.58% for the third quarter of 2019, an 8 basis point decrease from the second quarter of 2019. The decrease in the net interest margin during the third quarter of 2019 was due to a timing difference between the Company’s ability to manage the rate decrease in its variable rate loan portfolio and its repricing of interest bearing deposits.

Non-Interest Income

Non-interest income for the third quarter of 2019 was $83.8 million, an increase of $50.1 million compared to the same period in the previous year. The majority of the increase was related to the gain on sale of the Visa Inc. class B common stock of $42.9 million recorded in Other Income. In addition, as part of a plan to rebalance its investment portfolio, the Company sold approximately $89 million of bonds during the quarter resulting in a gain on the sale of securities of $7.3 million.

Selected Non-Interest Income Items ($ in millions)	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Service charges on deposit accounts	$10.8	$10.6	$10.1	$11.3	$10.8
Mortgage lending income	$4.5	$3.7	$2.8	$1.5	$1.5
SBA lending income	$1.0	$0.9	$0.5	$0.2	$0.3
Debit and credit card fees	$7.1	$7.2	$6.1	$6.5	$6.8
Gain (loss) on sale of securities	$7.4	$2.8	$2.7	-	$0.1
Other income	$43.8	$5.1	$3.1	$5.7	$4.9

Non-Interest Expense

Non-interest expense for the third quarter of 2019 was $106.9 million, an increase of $6.6 million compared to the third quarter of 2018. Included in this quarter were $2.9 million of pre-tax non-core items, that mostly consisted of merger-related costs. Excluding these expenses, core non-interest expense was $104.0 million for the third quarter of 2019, an increase of $5.5 million compared to the same period in 2018. The increase is primarily due to the $4 million donation to the Simmons First Foundation and incremental software and technology costs of $2.2 million due to the Company’s Next Generation Banking technology initiative.

Selected Non-Interest Expense Items ($ in millions)	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Salaries and employee benefits	$52.1	$56.1	$56.4	$49.2	$55.5
Merger related costs	$2.6	$7.5	$1.5	$0.8	$0.8
Other operating expenses	$37.9	$32.9	$30.1	$30.2	$29.7

Core salaries and employee benefits	$51.9	$53.2	$56.0	$49.1	$55.5
Core merger related costs	-	-	-	-	-
Core other operating expenses	$37.8	$30.0	$30.1	$30.3	$28.7

The efficiency ratio for the third quarter of 2019 was 43.77% compared to 53.47% for the same period in 2018.

Asset Quality

	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Allowance for loan losses to total loans	0.68%	0.68%	0.68%	0.67%	0.68%
Allowance for loan losses to non-performing loans	91%	101%	97%	164%	136%
Non-performing loans to total loans	0.76%	0.67%	0.70%	0.41%	0.50%
Net charge-off ratio (annualized)	0.78%	0.14%	0.20%	0.35%	0.36%
Net charge-off ratio YTD (annualized)	0.38%	0.17%	0.20%	0.28%	0.26%

All loans acquired are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At September 30, 2019, the allowance for loan losses for legacy loans was $66.0 million. The allowance for loan losses for loans acquired was $597,000 and the acquired loan discount mark was $60.4 million. The allowance for loan losses and discount mark provides a total of $127.0 million of coverage, which equates to a total coverage ratio of 0.97% of gross loans. The ratio of discount mark and related allowance to loans acquired was 1.78%.

Provision for loan losses for the third quarter of 2019 was $22.0 million, increases of $11.6 million when compared to September 30, 2018 and $14.9 million when compared to the second quarter of 2019. The sequential increase in the provision for loan losses was due to recording a special provision of $15.0 million during the third quarter, specifically related to the White Star charge-off.

Simmons Bank was a participant in a shared national credit (“SNC”) to White Star. White Star became the subject of bankruptcy proceedings earlier this year, and on September 30, 2019, the bankruptcy court handling the matter authorized the sale of White Star assets through a proceeding under Section 363 of the U.S. Bankruptcy Code to a third party. Our portion of the SNC was $19.1 million. Based on the anticipated net proceeds from the pending bankruptcy sale, our loss recognized in the third quarter was $14.7 million.

Foreclosed Assets and Other Real Estate Owned

At September 30, 2019, foreclosed assets and other real estate owned were $19.6 million, a decrease of $3.1 million, or 13.6%, compared to the same period in 2018 and a decrease of $5.2 million, or 20.9%, from June 30, 2019. The composition of these assets is divided into three types:

($ in millions)	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Closed bank branches, branch sites & associate relocation	$5.9	$6.5	$7.6	$8.0	$9.6
Foreclosed assets - acquired	$10.1	$13.3	$6.2	$11.5	$8.0
Foreclosed assets - legacy	$3.6	$5.0	$5.2	$6.1	$5.1

Capital

	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Stockholders’ equity to total assets	14.3%	13.8%	14.3%	13.6%	13.4%
Tangible common equity to tangible assets	9.1%	8.5%	9.0%	8.4%	8.1%
Regulatory tier 1 leverage ratio	9.1%	8.9%	9.1%	8.8%	8.7%
Regulatory total risk-based capital ratio	13.2%	12.7%	13.6%	13.3%	13.1%

At September 30, 2019, common stockholders' equity was $2.5 billion. Book value per share was $26.36 and tangible book value per share was $15.73 at September 30, 2019, compared to $23.66 and $13.48, respectively, at September 30, 2018.

Current Expected Credit Losses (“CECL”)

In 2016, new accounting guidance was issued that introduced a new credit loss methodology, the CECL methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity debt securities and other receivables measured at amortized cost at the time the financial asset is originated or acquired. The allowance for credit losses is adjusted each period for changes in expected lifetime credit losses. This methodology replaces the multiple existing impairment methods in current guidance, which generally require that a loss be incurred before it is recognized. Within the life cycle of a loan or other financial asset, this new guidance will generally result in the earlier recognition of the provision for credit losses and the related allowance for credit losses than current practice. For available-for-sale debt securities that the Company intends to hold and where fair value is less than cost, credit-related impairment, if any, will be recognized through an allowance for credit losses and adjusted each period for changes in credit risk. The CECL guidance will be effective for the Company as of January 1, 2020.

The CECL methodology represents a significant change from existing guidance and is expected to result in material changes to the Company’s accounting for financial instruments. The Company is continuing to evaluate the effect that the new CECL methodology will have on its consolidated financial statements and related disclosures. Based on a preliminary analysis performed, the Company estimates that the allowance for credit losses will increase by approximately 130% to 170% over the allowance based on June 30, 2019 loan balances. When purchase discounts are considered, the increase is expected to be 10% to 30% over the June 30, 2019 total credit coverage ratio. These estimates are based upon the Company’s analysis of current macroeconomic conditions, assumptions and forecasts at this point in time and do not include the impact of the Company’s pending merger with The Landrum Company. These estimates are subject to change based on continuing review and challenge of the models, methodologies and judgements. The impact at adoption will also be influenced by the loan portfolio composition and quality at the adoption date, as well as, macroeconomic conditions and forecast at that time. The impact will be reflected as an adjustment to beginning retained earnings, net of income taxes, at adoption. Federal banking regulatory agencies have provided relief for an initial capital decrease at adoption by allowing the impact to be phased-in over three years on a straight-line basis. The adoption of CECL in 2020 could also impact the Company’s ongoing earnings, perhaps materially.

Implementation efforts have been underway, including model development and validation, fulfillment of additional data needs for new disclosures and reporting requirements, and drafting of accounting policies. Model validations and user acceptance testing commenced in the first quarter of 2019, with loss forecast modeling taking place in the third quarter of 2019. The Company intends to utilize a single macroeconomic scenario in estimating expected credit losses. Reasonable and supportable forecast periods and methods to revert to historical averages to arrive at lifetime expected credit losses vary by product. The Company has completed decisions around model methodologies and relevant elections are being finalized.

Share Repurchase Program

The Company also announced today that its board of directors has authorized a new stock repurchase program (“Program”) under which the Company may repurchase up to $60,000,000 of its Class A common stock currently issued and outstanding. The Program will terminate on October 31, 2021 (unless terminated sooner). The new Program replaces the Company’s existing stock repurchase program, which was announced on July 23, 2012.

“By leveraging our strong balance sheet to responsibly reduce our number of outstanding shares, we expect to be able to both increase shareholder value and maintain sufficient resources to fund our operations and growth opportunities as they arise,” said George Makris, Jr., Simmons’ chairman and chief executive officer. “We believe our stock, particularly at current trading prices, continues to be an attractive investment, and the action of our board demonstrates our commitment to, and confidence in, the company’s future.”

Under the Program, the Company may repurchase shares of its common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice. The Company anticipates funding for this Program to come from available sources of liquidity, including cash on hand and future cash flow.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $17.8 billion as of September 30, 2019, conducting financial operations in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT today, Tuesday, October 22, 2019. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 2285967. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders certain expenses related to significant non-core activities, including merger-related expenses, expenses related to the Company’s early retirement program, and branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, which excludes goodwill and other intangible assets. The Company’s management believes that these non-GAAP financial measures are useful to investors because they present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalizing for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, the adequacy of the allowance for loan losses, and the effect of certain new accounting standards (including, without limitation, the CECL methodology and its anticipated effect on the provision and allowance for credit losses) on the Company’s financial statements. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, information technology affecting the financial industry, the assumptions, forecasts, models, and methodology used to calculate the expected impact of CECL on the Company’s financial statements, and the Company’s ability to manage and successfully integrate its mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K for the year ended December 31, 2018, which has been filed with, and is available from, the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

steve.massanelli@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$161,440	$145,491	$151,112	$171,792	$125,231
Interest bearing balances due from banks and federal funds sold	368,530	509,765	340,049	661,666	388,573
Cash and cash equivalents	529,970	655,256	491,161	833,458	513,804
Interest bearing balances due from banks - time	5,041	5,041	4,684	4,934	3,954
Investment securities - held-to-maturity	42,237	47,455	61,435	289,194	323,306
Investment securities - available-for-sale	2,356,134	2,342,387	2,240,111	2,151,752	1,997,814
Mortgage loans held for sale	50,099	34,999	18,480	26,799	48,195
Other assets held for sale	383	397	397	1,790	5,136
Loans:
Legacy loans	9,643,365	9,262,497	8,684,550	8,430,388	8,123,274
Allowance for loan losses	(65,993)	(63,067)	(59,243)	(56,599)	(55,358)
Loans acquired, net of discount and allowance	3,359,587	3,864,516	3,056,187	3,292,783	3,734,921
Net loans	12,936,959	13,063,946	11,681,494	11,666,572	11,802,837
Premises and equipment	378,678	370,551	333,740	295,060	287,246
Foreclosed assets and other real estate owned	19,576	24,761	18,952	25,565	22,664
Interest receivable	53,966	54,781	51,796	49,938	51,509
Bank owned life insurance	234,655	233,345	192,736	193,170	192,680
Goodwill	926,648	926,450	845,687	845,687	845,687
Other intangible assets	101,149	104,096	88,694	91,334	93,975
Other assets	123,016	73,970	62,272	68,084	92,457
Total assets	$17,758,511	$17,937,435	$16,091,639	$16,543,337	$16,281,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$3,044,330	$2,954,032	$2,674,034	$2,672,405	$2,778,670
Interest bearing transaction accounts and savings deposits	7,337,571	7,258,005	6,666,823	6,830,191	6,776,330
Time deposits	3,086,108	3,304,176	2,648,674	2,896,156	2,533,506
Total deposits	13,468,009	13,516,213	11,989,531	12,398,752	12,088,506
Federal funds purchased and securities sold under agreements to repurchase	116,536	130,470	120,213	95,792	109,213
Other borrowings	1,098,395	1,324,094	1,169,989	1,345,450	1,420,917
Subordinated notes and debentures	354,223	354,132	354,041	353,950	372,934
Other liabilities held for sale	-	162	162	162	424
Accrued interest and other liabilities	174,277	142,851	155,382	102,797	105,951
Total liabilities	15,211,440	15,467,922	13,789,318	14,296,903	14,097,945

Stockholders' equity:
Common stock	966	966	926	923	923
Surplus	1,708,058	1,705,262	1,599,566	1,597,944	1,597,261
Undivided profits	814,338	747,969	707,829	674,941	633,175
Accumulated other comprehensive income (loss):
Unrealized accretion (depreciation) on AFS securities	23,709	15,316	(6,000)	(27,374)	(48,040)
Total stockholders' equity	2,547,071	2,469,513	2,302,321	2,246,434	2,183,319
Total liabilities and stockholders' equity	$17,758,511	$17,937,435	$16,091,639	$16,543,337	$16,281,264

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands, except per share data)
INTEREST INCOME
Loans	$179,971	$178,122	$159,440	$159,996	$162,438
Interest bearing balances due from banks and federal funds sold	1,586	1,121	2,154	2,168	1,405
Investment securities	15,367	16,594	17,312	15,760	14,640
Mortgage loans held for sale	382	332	210	372	501
TOTAL INTEREST INCOME	197,306	196,169	179,116	178,296	178,984
INTEREST EXPENSE
Time deposits	15,573	14,606	12,320	11,273	8,017
Other deposits	21,363	20,190	18,430	17,489	16,373
Federal funds purchased and securities sold under agreements to repurchase	249	257	136	121	104
Other borrowings	5,381	6,219	6,793	7,134	6,240
Subordinated notes and debentures	4,576	4,541	4,411	4,498	5,282
TOTAL INTEREST EXPENSE	47,142	45,813	42,090	40,515	36,016
NET INTEREST INCOME	150,164	150,356	137,026	137,781	142,968
Provision for loan losses	21,973	7,079	9,285	9,620	10,345
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	128,191	143,277	127,741	128,161	132,623
NON-INTEREST INCOME
Trust income	6,108	5,794	5,708	5,980	6,277
Service charges on deposit accounts	10,825	10,557	10,068	11,263	10,837
Other service charges and fees	1,308	1,312	1,289	1,501	1,201
Mortgage lending income	4,509	3,656	2,823	1,457	1,521
SBA lending income	956	895	497	186	304
Investment banking income	513	360	618	829	664
Debit and credit card fees	7,059	7,212	6,098	6,547	6,820
Bank owned life insurance income	1,302	1,260	795	1,105	1,105
Gain on sale of securities, net	7,374	2,823	2,740	8	54
Other income	43,821	5,137	3,125	5,712	4,942
TOTAL NON-INTEREST INCOME	83,775	39,006	33,761	34,588	33,725
NON-INTEREST EXPENSE
Salaries and employee benefits	52,065	56,128	56,367	49,193	55,515
Occupancy expense, net	8,342	6,919	7,475	7,016	7,713
Furniture and equipment expense	4,898	4,206	3,358	4,139	3,761
Other real estate and foreclosure expense	1,125	591	637	1,540	538
Deposit insurance	(2)	2,510	2,040	2,489	2,248
Merger-related costs	2,556	7,522	1,470	797	804
Other operating expenses	37,881	32,867	30,062	30,222	29,674
TOTAL NON-INTEREST EXPENSE	106,865	110,743	101,409	95,396	100,253
NET INCOME BEFORE INCOME TAXES	105,101	71,540	60,093	67,353	66,095
Provision for income taxes	23,275	15,616	12,398	11,707	10,902
NET INCOME	81,826	55,924	47,695	55,646	55,193
Preferred stock dividends	-	326	-	-	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$81,826	$55,598	$47,695	$55,646	$55,193
BASIC EARNINGS PER SHARE	$0.85	$0.58	$0.52	$0.60	$0.60
DILUTED EARNINGS PER SHARE	$0.84	$0.58	$0.51	$0.60	$0.59

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,547,071	$2,469,513	$2,302,321	$2,246,434	$2,183,319
Disallowed intangible assets, net of deferred tax	(1,013,309)	(1,001,676)	(910,122)	(912,428)	(914,788)
Unrealized (gain) loss on AFS securities	(23,709)	(15,316)	6,000	27,374	48,040
Total Tier 1 capital	1,510,053	1,452,521	1,398,199	1,361,380	1,316,571

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	-	-	-	-	1
Trust preferred securities and subordinated debt	354,223	354,132	354,041	353,950	372,934
Qualifying allowance for loan losses and reserve for unfunded commitments	74,455	72,044	67,771	63,608	63,618
Total Tier 2 capital	428,678	426,176	421,812	417,558	436,553
Total risk-based capital	$1,938,731	$1,878,697	$1,820,011	$1,778,938	$1,753,124

Risk weighted assets	$14,725,571	$14,825,253	$13,364,636	$13,326,832	$13,402,910

Adjusted average assets for leverage ratio	$16,681,527	$16,382,520	$15,423,961	$15,512,042	$15,179,889

Ratios at end of quarter
Equity to assets	14.34%	13.77%	14.31%	13.58%	13.41%
Tangible common equity to tangible assets (1)	9.08%	8.51%	9.02%	8.39%	8.11%
Common equity Tier 1 ratio (CET1)	10.25%	9.80%	10.46%	10.22%	9.82%
Tier 1 leverage ratio	9.05%	8.87%	9.07%	8.78%	8.67%
Tier 1 risk-based capital ratio	10.25%	9.80%	10.46%	10.22%	9.82%
Total risk-based capital ratio	13.17%	12.67%	13.62%	13.35%	13.08%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$195,083	$187,919	$181,549	$204,173	$182,137
Other consumer	208,643	207,445	213,659	201,297	259,581
Total consumer	403,726	395,364	395,208	405,470	441,718
Real Estate
Construction	1,712,858	1,540,352	1,376,162	1,300,723	1,229,888
Single-family residential	1,448,455	1,444,525	1,431,407	1,440,443	1,401,991
Other commercial	3,630,708	3,531,273	3,355,109	3,225,287	3,077,188
Total real estate	6,792,021	6,516,150	6,162,678	5,966,453	5,709,067
Commercial
Commercial	1,894,819	1,871,695	1,801,422	1,774,909	1,608,342
Agricultural	213,753	191,922	147,216	164,514	218,778
Total commercial	2,108,572	2,063,617	1,948,638	1,939,423	1,827,120
Other	339,046	287,366	178,026	119,042	145,369
Total Loans	$9,643,365	$9,262,497	$8,684,550	$8,430,388	$8,123,274

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$-	$999	$12,996	$16,990	$34,983
Mortgage-backed securities	11,549	12,225	12,847	13,346	13,933
State and political subdivisions	28,692	32,236	33,597	256,863	272,396
Other securities	1,996	1,995	1,995	1,995	1,994
Total held-to-maturity	42,237	47,455	61,435	289,194	323,306
Available-for-Sale
U.S. Government agencies	$178,139	$197,656	$161,577	$154,301	$141,460
Mortgage-backed securities	1,337,794	1,345,760	1,345,677	1,522,900	1,419,626
State and political subdivisions	681,202	636,558	580,790	314,843	282,439
FHLB stock	62,403	66,588	65,220	73,105	72,579
Other securities	96,596	95,825	86,847	86,603	81,710
Total available-for-sale	2,356,134	2,342,387	2,240,111	2,151,752	1,997,814
Total investment securities	$2,398,371	$2,389,842	$2,301,546	$2,440,946	$2,321,120
Fair value - HTM investment securities	$43,302	$48,640	$61,956	$290,830	$322,838

Investment Securities - QTD Average
Taxable securities	$1,712,672	$1,793,799	$1,880,694	$1,815,203	$1,775,193
Tax exempt securities	681,505	624,898	590,941	551,185	539,135
Total investment securities - QTD average	$2,394,177	$2,418,697	$2,471,635	$2,366,388	$2,314,328

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands)
LOANS
Legacy loans	$9,643,365	$9,262,497	$8,684,550	$8,430,388	$8,123,274
Allowance for loan losses (legacy loans)	(65,993)	(63,067)	(59,243)	(56,599)	(55,358)
Legacy loans (net of allowance)	9,577,372	9,199,430	8,625,307	8,373,789	8,067,916
Loans acquired	3,420,563	3,939,126	3,099,915	3,342,175	3,790,234
Credit discount	(60,379)	(73,498)	(42,416)	(49,297)	(53,968)
Allowance for loan losses (loans acquired)	(597)	(1,112)	(1,312)	(95)	(1,345)
Loans acquired (net of discount and allowance)	3,359,587	3,864,516	3,056,187	3,292,783	3,734,921
Net loans	$12,936,959	$13,063,946	$11,681,494	$11,666,572	$11,802,837

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.68%	0.68%	0.68%	0.67%	0.68%

Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired (non-GAAP) (1)	1.78%	1.89%	1.41%	1.48%	1.46%

Total allowance and credit coverage (non-GAAP) (1)	0.97%	1.04%	0.87%	0.90%	0.93%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$63,067	$59,243	$56,599	$55,358	$51,732
Loans charged off
Credit cards	1,117	1,039	1,142	1,121	919
Other consumer	1,059	905	1,533	2,894	1,321
Real estate	907	271	374	337	4,952
Commercial	17,729	1,867	1,968	3,480	592
Total loans charged off	20,812	4,082	5,017	7,832	7,784

Recoveries of loans previously charged off
Credit cards	223	271	240	227	229
Other consumer	1,422	331	300	154	176
Real estate	55	153	142	367	210
Commercial	65	72	158	167	450
Total recoveries	1,765	827	840	915	1,065
Net loans charged off	19,047	3,255	4,177	6,917	6,719
Provision for loan losses	21,973	7,079	6,821	8,158	10,345
Balance, end of quarter	$65,993	$63,067	$59,243	$56,599	$55,358

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	$72,721	$61,956	$60,925	$34,201	$40,505
Loans past due 90 days or more	155	267	281	224	281
Total non-performing loans	72,876	62,223	61,206	34,425	40,786
Other non-performing assets
Foreclosed assets and other real estate owned (2)	19,576	24,761	18,952	25,565	22,664
Other non-performing assets	540	613	505	553	524
Total other non-performing assets	20,116	25,374	19,457	26,118	23,188
Total non-performing assets	$92,992	$87,597	$80,663	$60,543	$63,974
Performing TDRs (troubled debt restructurings)	$6,519	$6,246	$6,297	$6,369	$8,413

Ratios (1) (2)
Allowance for loan losses to total loans	0.68%	0.68%	0.68%	0.67%	0.68%
Allowance for loan losses to non-performing loans	91%	101%	97%	164%	136%
Non-performing loans to total loans	0.76%	0.67%	0.70%	0.41%	0.50%
Non-performing assets (including performing TDRs) to total assets	0.56%	0.52%	0.54%	0.40%	0.44%
Non-performing assets to total assets	0.52%	0.49%	0.50%	0.37%	0.39%
Annualized net charge offs to total loans	0.78%	0.14%	0.20%	0.35%	0.36%
Annualized net credit card charge offs to total credit card loans	1.82%	1.63%	1.92%	1.86%	1.47%

(1) Excludes all acquired loans, except for their inclusion in total assets.

(2) Includes acquired foreclosed assets and acquired other real estate owned.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Sep 2019			Three Months Ended Jun 2019			Three Months Ended Sep 2018
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$344,761	$1,586	1.83%	$276,370	$1,121	1.63%	$373,528	$1,405	1.49%
Investment securities - taxable	1,712,672	10,414	2.41%	1,793,799	11,994	2.68%	1,775,193	10,892	2.43%
Investment securities - non-taxable (FTE)	681,505	6,687	3.89%	624,898	6,209	3.99%	539,135	5,064	3.73%
Mortgage loans held for sale	39,551	382	3.83%	32,030	332	4.16%	43,554	501	4.56%
Loans, including acquired loans	13,052,943	180,080	5.47%	12,813,274	178,219	5.58%	11,641,843	162,515	5.54%
Total interest earning assets (FTE)	15,831,432	199,149	4.99%	15,540,371	197,875	5.11%	14,373,253	180,377	4.98%
Non-earning assets	1,889,166			1,842,501			1,667,631
Total assets	$17,720,598			$17,382,872			$16,040,884

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$7,322,395	$21,363	1.16%	$7,139,356	$20,190	1.13%	$6,840,403	$16,373	0.95%
Time deposits	3,122,422	15,573	1.98%	3,072,246	14,606	1.91%	2,379,142	8,017	1.34%
Total interest bearing deposits	10,444,817	36,936	1.40%	10,211,602	34,796	1.37%	9,219,545	24,390	1.05%
Federal funds purchased and securities sold under agreement to repurchase	123,883	249	0.80%	133,242	257	0.77%	107,770	104	0.38%
Other borrowings	1,127,886	5,381	1.89%	1,277,450	6,219	1.95%	1,375,052	6,240	1.80%
Subordinated notes and debentures	354,178	4,576	5.13%	354,088	4,541	5.14%	379,168	5,282	5.53%
Total interest bearing liabilities	12,050,764	47,142	1.55%	11,976,382	45,813	1.53%	11,081,535	36,016	1.29%
Non-interest bearing liabilities:
Non-interest bearing deposits	3,012,544			2,834,452			2,679,469
Other liabilities	288,517			207,500			103,315
Total liabilities	15,351,825			15,018,334			13,864,319
Stockholders' equity	2,368,773			2,364,538			2,176,565
Total liabilities and stockholders' equity	$17,720,598			$17,382,872			$16,040,884
Net interest income (FTE)		$152,007			$152,062			$144,361
Net interest spread (FTE)			3.44%			3.58%			3.69%
Net interest margin (FTE) - quarter-to-date			3.81%			3.92%			3.98%

Net interest margin (FTE) - year-to-date			3.86%			3.89%			4.04%

Core net interest margin (FTE) - quarter-to-date (1)			3.58%			3.66%			3.71%
Core loan yield (FTE) - quarter-to-date (1)			5.19%			5.26%			5.19%

Core net interest margin (FTE) - year-to-date (1)			3.63%			3.66%			3.74%
Core loan yield (FTE) - year-to-date (1)			5.24%			5.27%			5.06%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$81,826	$55,598	$47,695	$55,646	$55,193
Diluted earnings per share	0.84	0.58	0.51	0.60	0.59
Return on average assets	1.83%	1.28%	1.19%	1.35%	1.37%
Return on average common equity	13.70%	9.48%	8.60%	9.98%	10.06%
Return on tangible common equity	24.89%	17.40%	15.34%	17.96%	18.38%
Net interest margin (FTE)	3.81%	3.92%	3.85%	3.76%	3.98%
FTE adjustment	1,843	1,706	1,601	1,466	1,393
Amortization of intangibles	2,947	2,947	2,641	2,642	2,745
Amortization of intangibles, net of taxes	2,176	2,177	1,951	1,952	2,027
Average diluted shares outstanding	96,968,775	96,367,857	92,870,813	92,897,105	92,840,851
Cash dividends declared per common share	0.16	0.16	0.16	0.15	0.15
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$83,963	$65,453	$49,076	$56,451	$56,504
Diluted core earnings per share (1)	0.87	0.68	0.53	0.61	0.61
Core net interest margin (FTE) (2)	3.58%	3.66%	3.67%	3.66%	3.71%
Accretable yield on acquired loans	9,322	10,162	6,660	3,850	10,006
Efficiency ratio (1)	43.77%	49.88%	56.76%	51.99%	53.47%
Core return on average assets (1)	1.88%	1.51%	1.22%	1.37%	1.40%
Core return on average common equity (1)	14.06%	11.16%	8.85%	10.13%	10.30%
Core return on tangible common equity (1)	25.52%	20.36%	15.76%	18.21%	18.80%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$185,119	$103,293	$47,695	$215,713	$160,067
Diluted earnings per share	1.94	1.09	0.51	2.32	1.72
Return on average assets	1.44%	1.24%	1.19%	1.37%	1.37%
Return on average common equity	10.65%	9.05%	8.60%	10.00%	10.01%
Return on tangible common equity	19.27%	16.38%	15.34%	18.44%	18.61%
Net interest margin (FTE)	3.86%	3.89%	3.85%	3.97%	4.04%
FTE adjustment	5,150	3,307	1,601	5,297	3,831
Amortization of intangibles	8,535	5,588	2,641	11,009	8,367
Amortization of intangibles, net of taxes	6,304	4,128	1,951	8,132	6,180
Average diluted shares outstanding	95,450,732	94,588,739	92,870,813	92,830,485	92,796,860
Cash dividends declared per common share	0.48	0.32	0.16	0.60	0.45
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$198,492	$114,529	$49,076	$220,233	$163,782
Diluted core earnings per share (1)	2.08	1.21	0.53	2.37	1.76
Core net interest margin (FTE) (2)	3.63%	3.66%	3.67%	3.72%	3.74%
Accretable yield on acquired loans	26,144	16,822	6,660	35,263	31,413
Efficiency ratio (1)	49.49%	53.14%	56.76%	52.85%	53.14%
Core return on average assets (1)	1.55%	1.37%	1.22%	1.40%	1.41%
Core return on average common equity (1)	11.42%	10.04%	8.85%	10.21%	10.24%
Core return on tangible common equity (1)	20.62%	18.09%	15.76%	18.81%	19.03%
END OF PERIOD
Book value per share	$26.36	$25.57	$24.87	$24.33	$23.66
Tangible book value per share	15.73	14.90	14.78	14.18	13.48
Shares outstanding	96,613,855	96,590,656	92,568,361	92,347,643	92,291,070
Full-time equivalent employees	2,701	2,700	2,602	2,654	2,635
Total number of financial centers	212	212	191	191	191

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2019	2019	2019	2018	2018
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$81,826	$55,598	$47,695	$55,646	$55,193
Non-core items
Merger-related costs	2,556	7,522	1,470	797	804
Early retirement program	177	2,932	355	-	-
Branch right-sizing	160	2,887	45	292	970
Tax effect (1)	(756)	(3,486)	(489)	(284)	(463)
Net non-core items	2,137	9,855	1,381	805	1,311
Core earnings (non-GAAP)	$83,963	$65,453	$49,076	$56,451	$56,504

Diluted earnings per share	$0.84	$0.58	$0.51	$0.60	$0.59
Non-core items
Merger-related costs	0.04	0.08	0.02	0.01	0.01
Early retirement program	-	0.03	0.01	-	-
Branch right-sizing	-	0.03	-	-	0.01
Tax effect (1)	(0.01)	(0.04)	(0.01)	-	-
Net non-core items	0.03	0.10	0.02	0.01	0.02
Core earnings (non-GAAP)	$0.87	$0.68	$0.53	$0.61	$0.61

YEAR-TO-DATE
Net Income	$185,119	$103,293	$47,695	$215,713	$160,067
Non-core items
Merger-related costs	11,548	8,992	1,470	4,777	3,980
Early retirement program	3,464	3,287	355	-	-
Branch right-sizing	3,092	2,932	45	1,341	1,049
Tax effect (1)	(4,731)	(3,975)	(489)	(1,598)	(1,314)
Net non-core items	13,373	11,236	1,381	4,520	3,715
Core earnings (non-GAAP)	$198,492	$114,529	$49,076	$220,233	$163,782

Diluted earnings per share	$1.94	$1.09	$0.51	$2.32	$1.72
Non-core items
Merger-related costs	0.12	0.10	0.02	0.05	0.04
Early retirement program	0.04	0.03	0.01	-	-
Branch right-sizing	0.03	0.03	-	0.02	0.01
Tax effect (1)	(0.05)	(0.04)	(0.01)	(0.02)	(0.01)
Net non-core items	0.14	0.12	0.02	0.05	0.04
Core earnings (non-GAAP)	$2.08	$1.21	$0.53	$2.37	$1.76

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Expense Items (non-GAAP)

QUARTER-TO-DATE
Salaries and employee benefits	$52,065	$56,128	$56,367	$49,193	$55,515
Non-core items (1)	(176)	(2,937)	(351)	(118)	-
Core salaries and employee benefits (non-GAAP)	$51,889	$53,191	$56,016	$49,075	$55,515

Merger related costs	$2,556	$7,522	$1,470	$797	$804
Non-core items (1)	(2,556)	(7,522)	(1,470)	(797)	(804)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$37,881	$32,867	$30,062	$30,222	$29,674
Non-core items (1)	(90)	(2,834)	(10)	70	(957)
Core other operating expenses (non-GAAP)	$37,791	$30,033	$30,052	$30,292	$28,717

(1) Non-core items include merger related costs, early retirement program expenses and branch right sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2019	2019	2019	2018	2018
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,547,071	$2,469,513	$2,302,321	$2,246,434	$2,183,319
Intangible assets:
Goodwill	(926,648)	(926,450)	(845,687)	(845,687)	(845,687)
Other intangible assets	(101,149)	(104,096)	(88,694)	(91,334)	(93,975)
Total intangibles	(1,027,797)	(1,030,546)	(934,381)	(937,021)	(939,662)
Tangible common stockholders' equity	$1,519,274	$1,438,967	$1,367,940	$1,309,413	$1,243,657

Total assets	$17,758,511	$17,937,435	$16,091,639	$16,543,337	$16,281,264
Intangible assets:
Goodwill	(926,648)	(926,450)	(845,687)	(845,687)	(845,687)
Other intangible assets	(101,149)	(104,096)	(88,694)	(91,334)	(93,975)
Total intangibles	(1,027,797)	(1,030,546)	(934,381)	(937,021)	(939,662)
Tangible assets	$16,730,714	$16,906,889	$15,157,258	$15,606,316	$15,341,602

Ratio of equity to assets	14.34%	13.77%	14.31%	13.58%	13.41%
Ratio of tangible common equity to tangible assets	9.08%	8.51%	9.02%	8.39%	8.11%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$60,379	$73,498	$42,416	$49,297	$53,968
Allowance for loan losses on acquired loans	597	1,112	1,312	95	1,345
Total credit discount and ALLL on acquired loans	$60,976	$74,610	$43,728	$49,392	$55,313
Total loans acquired	$3,420,563	$3,939,126	$3,099,915	$3,342,175	$3,790,234
Discount and ALLL on acquired loans to acquired loans	1.78%	1.89%	1.41%	1.48%	1.46%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$65,993	$63,067	$59,243	$56,599	$55,358
Total credit discount and ALLL on acquired loans	60,976	74,610	43,728	49,392	55,313
Total allowance and credit discount	$126,969	$137,677	$102,971	$105,991	$110,671
Total loans	$13,063,928	$13,201,623	$11,784,465	$11,772,563	$11,913,508
Total allowance and credit coverage	0.97%	1.04%	0.87%	0.90%	0.93%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,547,071	$2,469,513	$2,302,321	$2,246,434	$2,183,319
Intangible assets:
Goodwill	(926,648)	(926,450)	(845,687)	(845,687)	(845,687)
Other intangible assets	(101,149)	(104,096)	(88,694)	(91,334)	(93,975)
Total intangibles	(1,027,797)	(1,030,546)	(934,381)	(937,021)	(939,662)
Tangible common stockholders' equity	$1,519,274	$1,438,967	$1,367,940	$1,309,413	$1,243,657
Shares of common stock outstanding	96,613,855	96,590,656	92,568,361	92,347,643	92,291,070
Book value per common share	$26.36	$25.57	$24.87	$24.33	$23.66
Tangible book value per common share	$15.73	$14.90	$14.78	$14.18	$13.48

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2019	2019	2019	2018	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$81,826	$55,598	$47,695	$55,646	$55,193
Net non-core items, net of taxes, adjustment	2,137	9,855	1,381	805	1,311
Core earnings	$83,963	$65,453	$49,076	$56,451	$56,504

Average total assets	$17,720,598	$17,382,872	$16,302,197	$16,357,753	$16,040,884

Return on average assets	1.83%	1.28%	1.19%	1.35%	1.37%
Core return on average assets	1.88%	1.51%	1.22%	1.37%	1.40%

Calculation of Return on Tangible Common Equity

Net income	$81,826	$55,598	$47,695	$55,646	$55,193
Amortization of intangibles, net of taxes	2,176	2,177	1,951	1,952	2,027
Total income available to common stockholders	$84,002	$57,775	$49,646	$57,598	$57,220

Net non-core items, net of taxes	2,137	9,855	1,381	805	1,311
Core earnings	83,963	65,453	49,076	56,451	56,504
Amortization of intangibles, net of taxes	2,176	2,177	1,951	1,952	2,027
Total core income available to common stockholders	$86,139	$67,630	$51,027	$58,403	$58,531

Average common stockholders' equity	$2,368,773	$2,351,603	$2,248,898	$2,211,217	$2,176,565
Average intangible assets:
Goodwill	(926,687)	(915,445)	(845,687)	(845,687)	(845,687)
Other intangibles	(103,028)	(104,050)	(90,317)	(92,990)	(95,576)
Total average intangibles	(1,029,715)	(1,019,495)	(936,004)	(938,677)	(941,263)
Average tangible common stockholders' equity	$1,339,058	$1,332,108	$1,312,894	$1,272,540	$1,235,302

Return on average common equity	13.70%	9.48%	8.60%	9.98%	10.06%
Return on tangible common equity	24.89%	17.40%	15.34%	17.96%	18.38%
Core return on average common equity	14.06%	11.16%	8.85%	10.13%	10.30%
Core return on tangible common equity	25.52%	20.36%	15.76%	18.21%	18.80%

Calculation of Efficiency Ratio (1)

Non-interest expense	$106,865	$110,743	$101,409	$95,396	$100,253
Non-core non-interest expense adjustment	(2,893)	(13,341)	(1,870)	(1,089)	(1,774)
Other real estate and foreclosure expense adjustment	(1,057)	(563)	(599)	(1,300)	(538)
Amortization of intangibles adjustment	(2,947)	(2,947)	(2,641)	(2,642)	(2,745)
Efficiency ratio numerator	$99,968	$93,892	$96,299	$90,365	$95,196

Net-interest income	$150,164	$150,356	$137,026	$137,781	$142,968
Non-interest income	83,775	39,006	33,761	34,588	33,725
Fully tax-equivalent adjustment	1,843	1,706	1,601	1,466	1,393
Gain on sale of securities	(7,374)	(2,823)	(2,740)	(8)	(54)
Efficiency ratio denominator	$228,408	$188,245	$169,648	$173,827	$178,032

Efficiency ratio (1)	43.77%	49.88%	56.76%	51.99%	53.47%

Calculation of Core Net Interest Margin

Net interest income	$150,164	$150,356	$137,026	$137,781	$142,968
Fully tax-equivalent adjustment	1,843	1,706	1,601	1,466	1,393
Fully tax-equivalent net interest income	152,007	152,062	138,627	139,247	144,361

Total accretable yield	(9,322)	(10,162)	(6,660)	(3,850)	(10,006)
Core net interest income	$142,685	$141,900	$131,967	$135,397	$134,355
Average earning assets	$15,831,432	$15,540,371	$14,593,905	$14,686,038	$14,373,253

Net interest margin	3.81%	3.92%	3.85%	3.76%	3.98%
Core net interest margin	3.58%	3.66%	3.67%	3.66%	3.71%

Calculation of Core Loan Yield

Loan interest income	$179,971	$178,122	$159,440	$159,996	$162,438
Total accretable yield	(9,322)	(10,162)	(6,660)	(3,850)	(10,006)
Core loan interest income	$170,649	$167,960	$152,780	$156,146	$152,432
Average loan balance	$13,052,943	$12,813,274	$11,710,075	$11,788,838	$11,641,843

Core loan yield	5.19%	5.26%	5.29%	5.25%	5.19%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2019	2019	2019	2018	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$185,119	$103,293	$47,695	$215,713	$160,067
Net non-core items, net of taxes, adjustment	13,373	11,236	1,381	4,520	3,715
Core earnings	$198,492	$114,529	$49,076	$220,233	$163,782

Average total assets	$17,140,419	$16,845,528	$16,302,197	$15,771,362	$15,573,762

Return on average assets	1.44%	1.24%	1.19%	1.37%	1.37%
Core return on average assets	1.55%	1.37%	1.22%	1.40%	1.41%

Calculation of Return on Tangible Common Equity

Net income	$185,119	$103,293	$47,695	$215,713	$160,067
Amortization of intangibles, net of taxes	6,304	4,128	1,951	8,132	6,180
Total income available to common stockholders	$191,423	$107,421	$49,646	$223,845	$166,247

Net non-core items, net of taxes	13,373	11,236	1,381	4,520	3,715
Core earnings	198,492	114,529	49,076	220,233	163,782
Amortization of intangibles, net of taxes	6,304	4,128	1,951	8,132	6,180
Total core income available to common stockholders	$204,796	$118,657	$51,027	$228,365	$169,962

Average common stockholders' equity	$2,323,530	$2,300,535	$2,248,898	$2,157,097	$2,138,818
Average intangible assets:
Goodwill	(896,236)	(880,759)	(845,688)	(845,308)	(845,180)
Other intangibles	(99,178)	(97,221)	(90,316)	(97,820)	(99,448)
Total average intangibles	(995,414)	(977,980)	(936,004)	(943,128)	(944,628)
Average tangible common stockholders' equity	$1,328,116	$1,322,555	$1,312,894	$1,213,969	$1,194,190

Return on average common equity	10.65%	9.05%	8.60%	10.00%	10.01%
Return on tangible common equity	19.27%	16.38%	15.34%	18.44%	18.61%
Core return on average common equity	11.42%	10.04%	8.85%	10.21%	10.24%
Core return on tangible common equity	20.62%	18.09%	15.76%	18.81%	19.03%

Calculation of Efficiency Ratio (1)

Non-interest expense	$319,017	$212,152	$101,409	$392,229	$296,833
Non-core non-interest expense adjustment	(18,104)	(15,211)	(1,870)	(6,118)	(5,029)
Other real estate and foreclosure expense adjustment	(2,219)	(1,162)	(599)	(4,240)	(2,940)
Amortization of intangibles adjustment	(8,535)	(5,588)	(2,641)	(11,009)	(8,367)
Efficiency ratio numerator	$290,159	$190,191	$96,299	$370,862	$280,497

Net-interest income	$437,546	$287,382	$137,026	$552,552	$414,771
Non-interest income	156,542	72,767	33,761	143,896	109,308
Fully tax-equivalent adjustment	5,150	3,307	1,601	5,297	3,831
Gain on sale of securities	(12,937)	(5,563)	(2,740)	(61)	(53)
Efficiency ratio denominator	$586,301	$357,893	$169,648	$701,684	$527,857

Efficiency ratio (1)	49.49%	53.14%	56.76%	52.85%	53.14%

Calculation of Core Net Interest Margin

Net interest income	$437,546	$287,382	$137,026	$552,552	$414,771
Fully tax-equivalent adjustment	5,150	3,307	1,601	5,297	3,831
Fully tax-equivalent net interest income	442,696	290,689	138,627	557,849	418,602

Total accretable yield	(26,144)	(16,822)	(6,660)	(35,263)	(31,413)
Core net interest income	$416,552	$273,867	$131,967	$522,586	$387,189
Average earning assets	$15,326,432	$15,069,751	$14,593,905	$14,036,614	$13,837,639

Net interest margin	3.86%	3.89%	3.85%	3.97%	4.04%
Core net interest margin	3.63%	3.66%	3.67%	3.72%	3.74%

Calculation of Core Loan Yield

Loan interest income	$517,533	$337,562	$159,440	$616,037	$456,041
Total accretable yield	(26,144)	(16,822)	(6,660)	(35,263)	(31,413)
Core loan interest income	$491,389	$320,740	$152,780	$580,774	$424,628
Average loan balance	$12,530,348	$12,264,724	$11,710,075	$11,355,890	$11,209,992

Core loan yield	5.24%	5.27%	5.29%	5.11%	5.06%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.